UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2017

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
State Or Other Jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit B, 22/F Times Tower

391-407 Jaffe Road

Wan Chai, Hong Kong

(Address of principal executive offices, including Zip Code)

011-852-6072-0269

Registrant's telephone number, including area code

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ard of Directors

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2017, the Company’s Board of Directors announced that Daniele Monteverde, the Company’s Chief Financial Officer, President of 12 Japan, Limited and interim director has agreed continue to serve as a member of the Board of Directors until the next annual meeting of shareholders. Further Mr. Monteverde has indicated that he would continue to serve if elected by shareholders at that next annual meeting.

Mr. Monteverde will not be serving on any committees of the board as the board has not yet created any committees. There were no financial arrangements made for this appointment, as the board has not awarded any compensation for any directors at this time.

Mr. Monteverde's Business Background:

June 27, 2017 to the present - Chief Financial Officer of the Company. Interim Board member.

2015-2017 - President & CEO of 12 Japan, Limited. (now a subsidiary of the Company).

2005-2015 - President & CEO of Aquarium, Inc. Business Sector: Video production, video and TV-program editing, sound recording and mixing studio, video duplication, mobile content marketing and distribution.

2010-2011 - Founding partner & Vice-president of Alliance Global Partners, Inc. Business Sector: International network of independent companies active in the fields of advertising and communications.

2010-2012 - President & CEO of S International Architects, Inc. Concept development and architectural design of commercial, residential and special purpose buildings.

Mr. Monteverde holds a Ph.D. in Engineering (Specialization in Business Administration) from the National University of Buenos Aires (U.N.B.A.) (February 1974).

Mr. Monteverde is 65 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2017

12 RETECH CORPORATION

By: /s/ Angelo Ponzetta

Angelo Ponzetta

Its: Chief Executive Officer & Chairman